UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2024, Sonim Technologies, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”), under which the Company may, from time to time, sell shares of the Company’s common stock having an aggregate offering price of up to $8,943,000 million in “at the market” offerings through or to the Agent, as sales agent or principal. Sales of the shares of common stock, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with the Agent. The Agent will receive a commission from the Company of 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement.

The Company is not obligated to sell, and the Agent is not obligated to buy or sell, any shares of common stock under the Sales Agreement. No assurance can be given that the Company will sell any shares of common stock under the Sales Agreement, or, if it does, as to the price or amount of shares of common stock that it sells or the dates when such sales will take place.

In the Sales Agreement, the Company agreed to indemnify the Agent against certain liabilities, including under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to contribute to payments that the Agent may be required to make because of such liabilities. The Company and the Agent may each terminate the Sales Agreement at any time upon specified prior written notice.

The shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-278577), which was originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 9, 2024 (as so filed and amended, the “Registration Statement”), the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on August 6, 2024 in connection with the offer and sale of the shares of common stock pursuant to the Sales Agreement.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement.

The Sales Agreement and the above descriptions have been included to provide investors and securityholders with information regarding the terms of the Sales Agreement. They are not intended to provide any other factual information about the Company, its subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Sales Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties is subject to more recent developments. Accordingly, investors should be aware that these representations, warranties, and covenants, and any description thereof alone, may not describe the actual state of affairs of the Company or its subsidiaries, affiliates, businesses, or equity holders as of the date they were made or at any other time.

A copy of the opinion of Venable LLP relating to the validity of the shares of common stock that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Sales Agreement by and between Sonim Technologies, Inc. and Roth Capital Partners, LLC, dated as of August 6, 2024

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: August 6, 2024	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer

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